Exhibit 99.1
Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports Fourth Quarter and Full Year 2020 Financial Results

JACKSONVILLE, Fla. - February 16, 2021 - Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights:

•Revenues of $342.1 million, an increase of 14% compared to the prior year quarter.
•Net earnings attributable to Black Knight of $47.1 million, an increase of 265% compared to the prior year quarter. Diluted EPS of $0.30, an increase of 233% compared to the prior year quarter. Net earnings margin of 12.3% compared to 4.3% in the prior year quarter. The effect of our investment in Dun & Bradstreet Holdings, Inc. ("DNB") was an increase in Net earnings attributable to Black Knight of $0.9 million, or $0.01 per diluted share, compared to a reduction in Net earnings attributable to Black Knight of $36.1 million, or $0.24 per diluted share, in the prior year quarter.
•Adjusted revenues of $342.2 million, an increase of 14% compared to the prior year quarter; Organic revenues growth of 4.4%.
•Adjusted net earnings of $93.5 million, an increase of 16% compared to the prior year quarter. Adjusted EPS of $0.60 per diluted share, an increase of 11% compared to the prior year quarter.
•Adjusted EBITDA of $167.8 million, an increase of 13% compared to the prior year quarter. Adjusted EBITDA margin was 49.0% compared to 49.5% in the prior year quarter.
•As of December 31, 2020, we had cash and cash equivalents of $34.7 million, debt of $2,194.9 million and available capacity of $702.3 million on our revolving credit facility.

Fourth Quarter 2020 Segment Highlights:

•Software Solutions Revenues of $290.9 million, an increase of 14% year-over-year.
•Software Solutions EBITDA of $167.4 million, an increase of 10% year-over-year. Software Solutions EBITDA margin of 57.5% compared to 59.3% in the prior year quarter.
•Data and Analytics Revenues of $51.3 million, an increase of 16% year-over-year.
•Data and Analytics EBITDA of $15.8 million, an increase of 30% year-over-year. Data and Analytics EBITDA margin of 30.8%, an increase of 310 basis points compared to the prior year quarter.

Full Year 2020 Financial Highlights:

•Revenues of $1,238.5 million, an increase of 5% compared to 2019.
•Net earnings attributable to Black Knight of $264.1 million, an increase of 143% compared to 2019. Diluted EPS of $1.73, an increase of 137% compared to 2019. Net earnings margin of 19.8% compared to 9.2% in 2019. The effect of our investment in DNB was an increase in Net earnings attributable to Black Knight of $62.1 million, or $0.41 per diluted share, primarily related to a non-cash gain recognized as a result of DNB's initial public offering and concurrent private placement, compared to a reduction in Net earnings attributable to Black Knight of $73.9 million, or $0.50 per diluted share, in 2019.
•Adjusted revenues of $1,238.9 million, an increase of 5% compared to 2019; Organic revenues growth of 1%.
•Adjusted net earnings of $322.3 million, an increase of 9% compared to 2019. Adjusted EPS of $2.11 per diluted share, an increase of 6% compared to 2019.
•Adjusted EBITDA of $609.9 million, an increase of 5% compared to 2019. Adjusted EBITDA margin was 49.2% compared to 49.5% in 2019.

Full Year 2020 Segment Highlights:

•Software Solutions Revenues of $1,040.2 million, an increase of 3% compared to 2019.
•Software Solutions EBITDA of $604.6 million, an increase of 1% compared to 2019. Software Solutions EBITDA margin of 58.1% compared to 59.2% in 2019.
•Data and Analytics Revenues of $198.7 million, an increase of 20% compared to 2019.
•Data and Analytics EBITDA of $64.8 million, an increase of 54% compared to 2019. Data and Analytics EBITDA margin of 32.6%, an increase of 720 basis points compared to 2019.

Commentary:

Black Knight Chairman Bill Foley said, "We are pleased with our solid results in 2020, as our team continued to execute against our long-term strategic initiatives despite an uncertain economic environment due to COVID-19. This performance proves the strength of the underlying fundamentals of our business.”

Black Knight Chief Executive Officer Anthony Jabbour added, "We finished the year with a very solid fourth quarter, which included Adjusted revenues growth of 14% and Adjusted EBITDA growth of 13%. We had positive momentum across all of our business lines, which was the result of winning new clients, cross selling products to existing clients, innovating with urgency and executing on acquisitions. This performance further demonstrates our ability to deliver results even in the toughest environments."

DNB Investment:
We own approximately 54.8 million shares of DNB common stock, which had a fair value of approximately $1.3 billion before income taxes based on DNB's closing share price as of February 10, 2021.

Business Outlook

The following forward-looking statements reflect Black Knight’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Black Knight does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.
Black Knight's full year 2021 outlook is as follows:
•Revenues and Adjusted revenues are expected to be in the range of $1,394 million to $1,422 million, which represents growth of 13% to 15%; Organic revenues growth of 5% to 7%.
•Adjusted EPS is expected to be in the range of $2.11 to $2.22.
•Adjusted EBITDA is expected to be in the range of $689 million to $711 million.

Earnings Conference Call and Audio Webcast

Black Knight will host a conference call to discuss the fourth quarter and full year 2020 financial results on February 16, 2021, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available from 11:30 a.m. ET on February 16, 2021, through February 23, 2021, by dialing (844) 512-2921, or for international callers (412) 317-6671. The replay passcode will be 13715694.

The call will also be webcast live from Black Knight's investor relations website at https://investor.blackknightinc.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Black Knight
Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that delivers innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.
Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including Adjusted revenues, Organic revenues growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us, but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.
Revenues, EBITDA and EBITDA margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's ("SEC") Regulation G and Item 10(e) of Regulation S-K.
Adjusted revenues - We define Adjusted revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other.
Organic revenues growth - We define Organic revenues growth as Adjusted revenues, as defined above, for the current period compared to an adjusted revenues base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for a portion of the prior year matching the portion of the current year that we owned the business.
Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:
•Depreciation and amortization;
•Impairment charges;
•Interest expense, net;
•Income tax expense;
•Other expense (income), net;
•Equity in (earnings) losses of unconsolidated affiliates, net of tax;
•(Gains) losses on sale of investments in unconsolidated affiliate, net of tax;
•Net earnings (losses) attributable to redeemable noncontrolling interests;
•deferred revenue purchase accounting adjustment;
•equity-based compensation, including certain related payroll taxes;
•costs associated with debt and/or equity offerings;
•acquisition-related costs, including costs pursuant to purchase agreements; and
•costs associated with expense reduction initiatives.

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted revenues.
Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:
•equity in (earnings) losses of unconsolidated affiliates, net of tax;
•(gains) losses on sale of investments in unconsolidated affiliate, net of tax;
•the net incremental depreciation and amortization adjustments associated with the application of purchase accounting, primarily related to the Fidelity National Financial, Inc. acquisition of a predecessor of Black Knight in January 2014;
•deferred revenue purchase accounting adjustment;
•equity-based compensation, including certain related payroll taxes;
•costs associated with debt and/or equity offerings;
•acquisition-related costs, including costs pursuant to purchase agreements;
•costs associated with expense reduction initiatives;
•costs and settlement (gains) losses associated with significant legal matters;
•adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments; and
•adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:
•changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID-19, particularly as they affect foreclosures and the mortgage industry;
•the outbreak of COVID-19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay-at-home orders;
•security breaches against our information systems or breaches involving our third-party vendors;
•our ability to maintain and grow our relationships with our clients;
•changes to the laws, rules and regulations that affect our and our clients’ businesses;
•our ability to adapt our services to changes in technology or the marketplace or to achieve our growth strategies;
•our ability to protect our proprietary software and information rights;
•the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;
•risks associated with the availability of data;
•the effects of our existing leverage on our ability to make acquisitions and invest in our business;
•our ability to successfully integrate strategic acquisitions, including the acquisition of Optimal Blue, LLC ("Optimal Blue");
•risks associated with the achievement of the intended benefits related to the acquisition of Optimal Blue;
•risks associated with our investment in DNB; and
•other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the SEC.

BLACK KNIGHT, INC.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$34.7	$15.4
Trade receivables, net	182.2	175.1
Prepaid expenses and other current assets	70.4	64.8
Receivables from related parties	—	0.2
Total current assets	287.3	255.5
Property and equipment, net	163.1	176.9
Computer software, net	498.3	406.0
Other intangible assets, net	692.3	150.0
Goodwill	3,613.4	2,361.4
Investments in unconsolidated affiliates	470.5	294.9
Deferred contract costs, net	172.3	159.3
Other non-current assets	193.3	158.8
Total assets	$6,090.5	$3,962.8
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$88.1	$65.3
Accrued compensation and benefits	79.3	65.5
Current portion of debt	73.0	79.1
Deferred revenues	50.9	50.9
Total current liabilities	291.3	260.8
Deferred revenues	92.7	98.0
Deferred income taxes	284.0	185.3
Long-term debt, net of current portion	2,121.9	1,465.1
Other non-current liabilities	94.9	55.1
Total liabilities	2,884.8	2,064.3

Redeemable noncontrolling interests	578.0	—

Equity:
Additional paid-in capital	2,053.7	1,586.8
Retained earnings	757.4	490.6
Accumulated other comprehensive loss	(38.8)	(20.2)
Treasury stock, at cost	(144.6)	(158.7)
Total shareholders' equity	2,627.7	1,898.5
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,090.5	$3,962.8

BLACK KNIGHT, INC.
Consolidated Statements of Earnings
(In millions, except per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenues	$342.1	$300.1	$1,238.5	$1,177.2
Expenses:
Operating expenses	184.5	162.7	669.6	646.0
Depreciation and amortization	90.4	62.2	270.7	236.2
Transition and integration costs	4.6	3.1	31.4	5.4
Total expenses	279.5	228.0	971.7	887.6
Operating income	62.6	72.1	266.8	289.6
Other income and expense:
Interest expense, net	(20.5)	(15.3)	(62.9)	(63.5)
Other (expense) income, net	(0.7)	(0.5)	16.4	(1.4)
Total other expense, net	(21.2)	(15.8)	(46.5)	(64.9)
Earnings before income taxes and equity in earnings (losses) of unconsolidated affiliates	41.4	56.3	220.3	224.7
Income tax expense	0.3	7.3	41.6	41.9
Earnings before equity in earnings (losses) of unconsolidated affiliates	41.1	49.0	178.7	182.8
Equity in earnings (losses) of unconsolidated affiliates, net of tax	0.9	(36.1)	67.1	(74.0)
Net earnings	42.0	12.9	245.8	108.8
Net losses attributable to redeemable noncontrolling interests	5.1	—	18.3	—
Net earnings attributable to Black Knight	$47.1	$12.9	$264.1	$108.8

Net earnings per share attributable to Black Knight shareholders:
Basic	$0.30	$0.09	$1.74	$0.74
Diluted (1)	$0.30	$0.09	$1.73	$0.73
Weighted average shares of common stock outstanding:
Basic	155.4	147.7	152.0	147.7
Diluted (1)	156.5	149.0	152.9	148.6
______________
(1)    For the periods presented, dilutive securities include unvested restricted stock awards.

BLACK KNIGHT, INC.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net earnings	$245.8	$108.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	270.7	236.2
Amortization of debt issuance costs and original issue discount	3.4	2.9
Deferred income taxes, net	(20.6)	(3.7)
Equity in (earnings) losses of unconsolidated affiliates, net of tax	(67.1)	74.0
Equity-based compensation	39.4	50.8
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade and other receivables, including receivables from related parties	7.5	7.4
Prepaid expenses and other assets	(3.2)	(0.9)
Deferred contract costs	(46.9)	(40.9)
Deferred revenues	(20.7)	(15.6)
Trade accounts payable and other liabilities	7.1	(40.7)
Net cash provided by operating activities	415.4	378.3
Cash flows from investing activities:
Additions to property and equipment	(23.9)	(22.4)
Additions to computer software	(89.3)	(81.5)
Business acquisitions, net of cash acquired	(1,869.4)	(52.8)
Investments in unconsolidated affiliate	(100.0)	(392.6)
Proceeds from sale of investment in unconsolidated affiliate	8.4	—
Asset acquisition	(15.0)	—
Other investing activities	—	(1.7)
Net cash used in investing activities	(2,089.2)	(551.0)
Cash flows from financing activities:
Net proceeds from issuance of common stock, before offering expenses	484.6	—
Costs directly associated with issuance of common stock	(0.4)	—
Issuance of senior unsecured notes, net of original issue discount	990.0	—
Debt issuance costs paid	(2.4)	—
Revolver borrowings	600.6	876.0
Revolver payments	(862.9)	(648.5)
Term loan payments	(54.7)	(31.3)
Contributions received for redeemable noncontrolling interests	578.0	—
Purchases of treasury stock	—	(11.9)
Finance lease payments	(13.0)	—
Tax withholding payments for restricted share vesting	(22.4)	(15.9)
Other financing activities	(4.3)	(0.6)
Net cash provided by financing activities	1,693.1	167.8
Net increase (decrease) in cash and cash equivalents	19.3	(4.9)
Cash and cash equivalents, beginning of period	15.4	20.3
Cash and cash equivalents, end of period	$34.7	$15.4
Supplemental cash flow information:
Interest paid, net	$(46.8)	$(59.9)
Income taxes paid, net	$(52.5)	$(51.6)

BLACK KNIGHT, INC.
Segment Information
(In millions)
(Unaudited)

	Three months ended December 31, 2020
	Software Solutions	Data and Analytics	Corporate and Other		Total
Revenues	$290.9	$51.3	$(0.1)	(1)	$342.1
Expenses:
Operating expenses	123.5	35.5	25.5	(2)	184.5
Transition and integration costs	—	—	4.6	(3)	4.6
EBITDA	167.4	15.8	(30.2)		153.0
Depreciation and amortization	29.8	3.7	56.9	(4)	90.4
Operating income (loss)	137.6	12.1	(87.1)		62.6
Interest expense, net					(20.5)
Other expense, net					(0.7)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					41.4
Income tax expense					0.3
Earnings before equity in earnings of unconsolidated affiliates					41.1
Equity in earnings of unconsolidated affiliates, net of tax					0.9
Net earnings					42.0
Net losses attributable to redeemable noncontrolling interests					5.1
Net earnings attributable to Black Knight					$47.1

	Three months ended December 31, 2019
	Software Solutions	Data and Analytics	Corporate and Other		Total
Revenues	$256.1	$44.1	$(0.1)	(1)	$300.1
Expenses:
Operating expenses	104.3	31.9	26.5	(2)	162.7
Transition and integration costs	—	—	3.1	(3)	3.1
EBITDA	151.8	12.2	(29.7)		134.3
Depreciation and amortization	32.5	4.3	25.4	(4)	62.2
Operating income (loss)	119.3	7.9	(55.1)		72.1
Interest expense, net					(15.3)
Other expense, net					(0.5)
Earnings before income taxes and equity in losses of unconsolidated affiliates					56.3
Income tax expense					7.3
Earnings before equity in losses of unconsolidated affiliates					49.0
Equity in losses of unconsolidated affiliates, net of tax					(36.1)
Net earnings					$12.9

BLACK KNIGHT, INC.
Segment Information (Continued)
(In millions)
(Unaudited)

	Year ended December 31, 2020
	Software Solutions	Data and Analytics	Corporate and Other		Total
Revenues	$1,040.2	$198.7	$(0.4)	(1)	$1,238.5
Expenses:
Operating expenses	435.6	133.9	100.1	(2)	669.6
Transition and integration costs	—	—	31.4	(3)	31.4
EBITDA	604.6	64.8	(131.9)		537.5
Depreciation and amortization	120.9	15.1	134.7	(4)	270.7
Operating income (loss)	483.7	49.7	(266.6)		266.8
Interest expense, net					(62.9)
Other income, net					16.4
Earnings before income taxes and equity in earnings of unconsolidated affiliates					220.3
Income tax expense					41.6
Earnings before equity in earnings of unconsolidated affiliates					178.7
Equity in earnings of unconsolidated affiliates, net of tax					67.1
Net earnings					245.8
Net losses attributable to redeemable noncontrolling interests					18.3
Net earnings attributable to Black Knight					$264.1

	Year ended December 31, 2019
	Software Solutions	Data and Analytics	Corporate and Other		Total
Revenues	$1,012.3	$165.4	$(0.5)	(1)	$1,177.2
Expenses:
Operating expenses	412.7	123.4	109.9	(2)	646.0
Transition and integration costs	—	—	5.4	(3)	5.4
EBITDA	599.6	42.0	(115.8)		525.8
Depreciation and amortization	123.9	15.9	96.4	(4)	236.2
Operating income (loss)	475.7	26.1	(212.2)		289.6
Interest expense, net					(63.5)
Other expense, net					(1.4)
Earnings before income taxes and equity in losses of unconsolidated affiliates					224.7
Income tax expense					41.9
Earnings before equity in losses of unconsolidated affiliates					182.8
Equity in losses of unconsolidated affiliates, net of tax					(74.0)
Net earnings					$108.8
________________________
(1) Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.
(2) Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $10.1 million and $11.1 million for the three months ended December 31, 2020 and 2019, respectively, and $40.6 million and $51.7 million for the years ended December 31, 2020 and 2019, respectively.
(3) Transition and integration costs primarily consists of costs associated with acquisitions and expense reduction initiatives.
(4) Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In millions)
(Unaudited)

Reconciliation of Revenues to Adjusted revenues and Organic revenues growth

	Three months ended December 31,
	2020	2019
	As Reported	As Reported	Pre-Acquisition Revenues(1)	Adjusted Base	Organic revenues growth
Revenues	$342.1	$300.1
Deferred revenue purchase accounting adjustment	0.1	0.1
Adjusted revenues	$342.2	$300.2	$27.6	$327.8	4.4%

	Year ended December 31,
	2020	2019
	As Reported	As Reported	Pre-Acquisition Revenues(1)	Adjusted Base	Organic revenues growth
Revenues	$1,238.5	$1,177.2
Deferred revenue purchase accounting adjustment	0.4	0.5
Adjusted revenues	$1,238.9	$1,177.7	$53.0	$1,230.7	1%
________________________
(1) Includes pre-acquisition revenues of Optimal Blue, Collateral Analytics, LLC ("Collateral Analytics") and DocVerify for the three months and year ended December 31, 2019. The year ended December 31, 2019 also includes pre-acquisition revenues of Compass Analytics, LLC.

Reconciliation of Net earnings to Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net earnings attributable to Black Knight	$47.1	$12.9	$264.1	$108.8
Depreciation and amortization	90.4	62.2	270.7	236.2
Interest expense, net	20.5	15.3	62.9	63.5
Income tax expense	0.3	7.3	41.6	41.9
Other expense (income), net	0.7	0.5	(16.4)	1.4
Equity in (earnings) losses of unconsolidated affiliates, net of tax	(0.9)	36.1	(62.1)	74.0
Gain on sale of investment in unconsolidated affiliate, net of tax	—	—	(5.0)	—
Net losses attributable to redeemable noncontrolling interests	(5.1)	—	(18.3)	—
EBITDA	153.0	134.3	537.5	525.8
Deferred revenue purchase accounting adjustment	0.1	0.1	0.4	0.5
Equity-based compensation(1)	10.1	11.1	40.6	51.7
Debt and/or equity offering expenses	—	—	0.1	—
Acquisition-related costs	3.7	1.5	26.1	3.8
Expense reduction initiatives	0.9	1.6	5.2	1.6
Adjusted EBITDA	$167.8	$148.6	$609.9	$583.4
Net earnings margin	12.3%	4.3%	19.8%	9.2%
Adjusted EBITDA margin	49.0%	49.5%	49.2%	49.5%
________________________
(1) Includes accelerated recognition of equity-based compensation expense of $0.1 million for the three months ended December 31, 2020 and $0.5 million and $2.9 million for the years ended December 31, 2020 and 2019, respectively.

BLACK KNIGHT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(In millions, except per share data)
(Unaudited)

Reconciliation of Net earnings to Adjusted net earnings

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net earnings attributable to Black Knight	$47.1	$12.9	$264.1	$108.8
Equity in (earnings) losses of unconsolidated affiliates, net of tax	(0.9)	36.1	(62.1)	74.0
Gain on sale of investment in unconsolidated affiliate, net of tax	—	—	(5.0)	—
Depreciation and amortization purchase accounting adjustment (1)	57.1	25.8	135.4	97.4
Deferred revenue purchase accounting adjustment	0.1	0.1	0.4	0.5
Equity-based compensation (2)	10.1	11.1	40.6	51.7
Debt and/or equity offering expenses	—	—	0.1	—
Acquisition-related costs	3.7	1.5	26.1	3.8
Expense reduction initiatives	0.9	1.6	5.2	1.6
Legal matters	0.8	0.7	(16.2)	1.5
Income tax expense adjustment	(16.7)	(9.5)	(43.9)	(43.9)
Redeemable noncontrolling interests adjustment (3)	(8.7)	—	(22.4)	—
Adjusted net earnings	$93.5	$80.3	$322.3	$295.4

Adjusted EPS	$0.60	$0.54	$2.11	$1.99
Weighted average shares outstanding, diluted	156.5	149.0	152.9	148.6
________________________
(1) Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Other intangible assets	$42.3	$15.5	$86.6	$59.3
Computer software	14.7	10.4	48.8	38.8
Property and equipment	0.2	0.2	0.8	0.7
Deferred contract costs	(0.1)	(0.3)	(0.8)	(1.4)
Depreciation and amortization purchase accounting adjustment	$57.1	$25.8	$135.4	$97.4

(2) Includes accelerated recognition of equity-based compensation expense of $0.1 million for the three months ended December 31, 2020 and $0.5 million and $2.9 million for the years ended December 31, 2020 and 2019, respectively.

(3) For the periods presented, the redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting and acquisition-related costs.

BLACK KNIGHT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(In millions)
(Unaudited)

Reconciliation of Revenues growth to Adjusted revenues growth and Organic revenues growth

	Fiscal Year 2021 Guidance		Year ended December 31, 2020
	Low	High	As Reported	Pre-Acquisition Revenues(1)	Adjusted Base
Revenues and Adjusted revenues	$1,394	$1,422	$1,239	$86	$1,325
Revenues and Adjusted revenues growth	13%	15%
Organic revenues growth	5%	7%
________________________
(1) Includes pre-acquisition revenues of Optimal Blue, Collateral Analytics and DocVerify for the year ended December 31, 2020.